SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           Date of Report June 2, 2000
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                               JETSTREAM II, L.P.
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             (Exact name of registrant as specified in its charter)



         Delaware                    0-16838                   84-1068932
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State or other jurisdiction         Commission                IRS Employer
of incorporation or organization    File Number             Identification No.



3 World Financial Center, 29th Floor
New York, NY     Attn.:  Andre Anderson                            10285
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Address of principal executive offices                            Zip Code




Registrant's telephone number, including area code (212) 526-3183
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JETSTREAM II, L.P.


Item 2.    Disposition of Assets

On June 2, 2000, JetStream II, L.P. (the "Partnership") sold its MD-80 Series aircraft previously on-lease to Continental to Watch Hill Capital (the "Buyer"), an unaffiliated entity, for a gross selling price of $9,000,000. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partners intend to distribute the net proceeds from the sale of all of the aircraft to the Unitholders (after payment of or provision for the Partnership's liabilities and expenses, and the establishment of a reserve for contingencies, if any) and dissolve the Partnership in 2000. Winding up the Partnership can be a complex process which may depend on a number of factors, and some of these factors may be beyond the General Partners' control.




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JETSTREAM II, L.P.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               JETSTREAM II, L.P.


                               BY: JET AIRCRAFT LEASING INC.
                                   Administrative General Partner



Date:  June 19, 2000               BY:    /s/Rocco F. Andriola
                                          -------------------------------------
                                   Name:  Rocco F. Andriola
                                   Title: President and Chief Financial Officer


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